Filed Pursuant to Rule Number 424(b)(3)
Registration No. 333-187900

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
SUPPLEMENT NO. 1, DATED MAY 16, 2013,
TO THE PROSPECTUS, DATED APRIL 12, 2013

This prospectus supplement, or this Supplement No. 1, is part of the Prospectus of American Realty Capital Healthcare Trust, Inc., or the Company, dated April 12, 2013, or the Prospectus. This Supplement No. 1 supplements certain information contained in the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 1 will be delivered with the Prospectus.

The purpose of this Supplement No. 1 is to add to the cover page of the Prospectus a legend regarding the risk involved with an investment in the Company’s securities.

PROSPECTUS UPDATES

Cover Page

The following legend is added to the bottom of the cover page of the Prospectus immediately preceding the date of the Prospectus.

“THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.”